UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2009

CREDIT ACCEPTANCE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

25505 West Twelve Mile Road, Southfield, Michigan		48034-8339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-353-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2009, the Compensation Committee of the Board of Directors of Credit Acceptance Corporation (the "Company") approved an award of 50,000 restricted stock units to Mr. Steven Jones, President. Each restricted stock unit represents and has a value equal to one share of common stock of the Company. The restricted stock units will be earned over a five year period from 2009 through 2013 based upon the annual increase in the Company’s adjusted economic profit. Any earned shares will be distributed to Mr. Jones on February 22, 2016. The agreement is attached as Exhibit 10 (q) (9) and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10 (q) (9) Restricted Stock Unit Award Agreement dated March 27, 2009, for Mr. Steven Jones.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

April 2, 2009	By:	/s/ Kenneth S. Booth

Name: Kenneth S. Booth
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.(q)(9)	Restricted Stock Unit Award Agreement dated March 27, 2009, for Mr. Steven Jones.